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                                                                   EXHIBIT 10.44

                            NTN COMMUNICATIONS, INC.

                 PERFORMANCE INCENTIVE STOCK OPTION AGREEMENT

     THIS PERFORMANCE INCENTIVE STOCK OPTION AGREEMENT (this "Agreement") is made and entered into as of November 4, 1996, but modified as to exercise price as of May 14, 1997, by and between NTN COMMUNICATIONS, INC., a Delaware corporation (the "Company"), and GERALD SOKOL, JR., an individual (the "Optionee").

                                  WITNESSETH

     WHEREAS, the Company's Board of Directors authorized the grant to the Optionee pursuant to the Company's 1995 Stock Option Plan, as amended, (the "Plan") of an option (the "Option") to purchase 175,000 shares of Common Stock, $.005 par value, of the Company (the "Common Stock") upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual promises and covenants made herein and the mutual benefits to be derived herefrom, the parties hereto agree as follows:

     1.  Grant of Incentive Option.  The Company hereby grants to the Optionee
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the right and option to purchase, in accordance with the terms and conditions of the Plan and this Agreement, an aggregate of 175,000 shares of Common Stock at the price of $2.81 per share (the "Price"), exercisable from time to time, prior to the close of business on November 3, 2006 (the "Expiration Date"). The Option is intended to constitute an incentive stock option within the meaning of
Section 422A of the Internal Revenue code of 1986, as amended (the "Code").

     2.  Vesting and Exercisability of Option.  The shares subject to this
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option will become vested and exercisable as to one-third on the first anniversary of the Date of Grant, as to an additional one-third on the second anniversary of the Date of Grant, and as to the final one-third on the third anniversary of the Date of Grant. The right to purchase any or all of such shares will terminate on the close of business on November 3, 2006. Notwithstanding the foregoing, the vesting of this option is conditioned on the meeting of the criteria set forth in the "Notice of Grant of Performance Based Incentive Options" which Optionee previously received. In the event of the Optionee's Termination of Employment (other than by reason of death) this Option may only be exercised by Optionee to the extent exercisable at Termination of Employment, at any time prior to 90 days after Termination of Employment in order to qualify for incentive stock option tax treatment.

     3.  Change in Control Event.
         -----------------------

     Notwithstanding Section 2 hereof, the Option shall become vested and exercisable in full immediately upon a Change in Control Event. A "Change in Control Event" shall mean:

         (1) The acquisition by any individual entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person") of beneficial ownership of 50% or more of the then outstanding voting

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securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); provided, however, that the
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following acquisitions shall not constitute a Change in Control Event:  (A) any acquisition by the Corporation or (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation.

         (2) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a director subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

         (3) Approval by the shareholders of the Corporation of a reorganization, merger or consolidation (a "transaction"), unless, following such transaction in each case, more than 50% of, respectively, the then outstanding shares of common stock of the corporation resulting from such transaction and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entitles who were the beneficial owners, respectively, of the outstanding Common stock and Outstanding Voting Securities immediately prior to such transaction; or

         (4) Approval by the shareholders of the Corporation of (A) a complete liquidation or dissolution of the Corporation or (B) the sale or other disposition of all or substantially all of the assets of the Corporation, unless such assets are sold to a corporation and following such sale or other disposition, the condition described in paragraph (3) above is satisfied.

     4. Method of Exercise of Option and Payment of Purchase Price. Each
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exercise of the Option shall be by means of a written notice of exercise delivered to the Company and specifying the number of whole shares with respect to which the Option is being exercised, together with any written statements required pursuant to Section 9 below and payment of the Price in full in cash or by check payable to the order of the Company; provided that so-called cashless exercises may be permitted in the discretion of the Committee administering the Plan. The delivery of shares pursuant to an exercise of this Option will be conditional upon payment by the Optionee of amounts sufficient to enable the Company to pay all applicable federal, state and local withholding taxes.

     5.  Effect of Death of Optionee.  The Option and all other rights
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hereunder, to the extent such rights shall not have been exercised, shall, unless sooner terminated pursuant to the Plan, terminate and become null and void at the end of twelve months following the Optionee's death. During the twelve-month period after death, the Option may, to the extent exercisable on the date of death (or earlier termination), be exercised by the executor of the Optionee's will or

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the administrator of the holder's estate; provided that in no event may the
Option be exercised by any person after the Expiration Date.

     6.  Non-Assignability of Option.  Subject to the provisions of the Plan,
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the Option and the rights and privileges conferred hereby are not transferable or assignable and may not be offered, sold, pledged, hypothecated or otherwise disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment, garnishment, levy or similar process. During the Optionee's lifetime, the Option may be exercised only by the Optionee, or, subject to the provisions of Section 5, within twelve months after his death by the executor of his will or the administrator of his estate, and not otherwise, regardless of any community property or other interest therein of the Optionee's spouse or such spouse's successor in interest. In the event that the spouse of the Optionee shall have acquired a community property interest in the Option, the Optionee, or such transferees, may exercise it on behalf of the spouse of the Optionee or such spouse successor in interest.

     7.  Adjustments and Other Rights.  The rights of the Optionee hereunder
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will be subject to adjustments and modifications in certain circumstances and upon occurrence of certain events including a reorganization, merger, combination, recapitalization, reclassification, stock split, reverse stock split, stock dividend or stock consolidation, as set forth in the Plan.

     8.  Optionee Not A Stockholder.  Neither the Optionee nor any other person
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entitled to exercise the Option shall have any of the rights or privileges of a shareholder of the Company as to any shares of Common Stock not actually issued and delivered to him. No adjustment will be made for dividends or other rights for which the record date is prior to the date on which such stock certificate or certificates are issued even if such record date is subsequent to the date upon which notice of exercise was delivered and the tender of payment was accepted.

     9.  Application of Securities Laws.  No shares of Common Stock may be
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purchased pursuant to the Option unless and until any then applicable requirements of the Securities and Exchange Commission, the California Department of Corporations and any other regulatory agencies, including any other state securities law commissioners having jurisdiction over the Company or such issuance, and any exchanges upon which the Common Stock may be listed, shall have been fully satisfied. The Optionee represents, agrees and certifies that:

         (a) If the Optionee exercises the Option in whole or in part at a time when there is not in effect under the Securities Act of 1933, as amended (the "Act"), a registration statement relating to the Common Stock issuable upon exercise and available for delivery to him a prospectus meeting the requirements of Section 10(a)(3) of the Act, the Optionee will acquire the Common Stock issuable upon such exercise for the purpose of investment and not with a view to resale or distribution and that, as a condition to each such exercise, he or she will furnish to the Company a written statement to such effect, satisfactory in form and substance to the Company, which statement also acknowledges that the Option shares have not been registered under the Act and are "restricted securities" within the meaning of Rule 144 under the Act and are subject to restrictions on transfer; and

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          (b) If and when the Optionee proposes to publicly offer or sell the
Common Stock issued to him upon exercise of the Option, the Optionee will notify the Company prior to any such offering or sale and will abide by the opinion of counsel to the Company as to whether and under what conditions and circumstances, if any, he or she may offer and sell such shares, but such procedure need not be followed if a Prospectus was delivered to the Optionee with the shares of Common Stock and the Common Stock was and is listed on the New York Stock Exchange or the American Stock Exchange.

     The Optionee understands that the certificate or certificates representing the Common Stock acquired pursuant to the Option may bear a legend referring to the foregoing matters and any limitations under the Act and state securities laws with respect to the transfer of such Common Stock, and the Company may impose stop transfer instructions to implement such limitations, if applicable. Any person or persons entitled to exercise the Option under the provisions of
Section 5 above shall be bound by and obligated under the provisions of this
Section 9 to the same extent as is the Optionee.

     10.  Notices.  Any notice to be given under the terms of this Agreement or
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pursuant to the Plan shall be in writing and addressed to the Secretary of the
Company at its principal office and any notice to be given to the Optionee shall be addressed to him at the address given beneath the Optionee's signature hereto, or at such other address as either party may hereafter designate in writing to the other party. Any such notice shall be deemed to have been duly given when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.

     11.  Effect of Agreement.  This Agreement shall be assumed by, be binding
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upon and inure to the benefit of any successor or successors of the Company to the extent to be provided in the Plan.

     12.  Withholding.  The provisions of the Plan shall govern any withholding
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that the Company is required to make with respect to the exercise of the Option.

     13. Applicability of the Plan. The Option and this Agreement will be
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subject to, and the Company and the Optionee agree to be bound by, all of the terms and conditions of the Plan as and when adopted by the Board of Directors of the Company and approved by the Company's stockholders. The rights of the Optionee will be subject to limitations, adjustments, modifications, suspension and termination in certain circumstances and upon the occurrence of certain conditions as set forth in the Plan as originally adopted, but shall not be adversely affected by any future amendments to the Plan.

     14. Laws Applicable to Construction. The Option has been granted, executed
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and delivered as of the day and year first above written in Carlsbad,
California, and the interpretation, performance and enforcement of the Option and this Agreement shall be governed by the internal laws of the State of California.

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     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by a duly authorized officer and the Optionee has hereunto set his hand as of the day and year first above written.

                                        NTN COMMUNICATIONS, INC.,
                                        a Delaware corporation


                                        By:    /s/Laura Kass
                                           ----------------------
                                           LAURA KASS
                                           Its Secretary


                                        OPTIONEE


                                           /s/Gerald Sokol, Jr.
                                        -------------------------
                                        GERALD SOKOL, JR.


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                                           [Address]



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